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                                                                   EXHIBIT 99(A)

[AUTHORIZATION FORM - ENGLISH VERSION]

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POPULAR, Inc.                                                                          Dividend Reinvestment
                                                                                       and Stock Purchase Plan

I wish to participate in the Dividend Reinvestment                      My participation is subject to the provisions of the
and Stock Purchase Plan (the Plan) for the purchase                     Plan as set forth in the Prospectus relating to the
of whole and fractional shares of common stock                          Shares offered pursuant to the Plan. Receipt by me of
(Shares) of Popular, Inc. (the Company) as follows:                     such Prospectus is hereby acknowledged. I hereby
                                                                        authorize the Company to take all action provided for
                                                                        the in the Plan.

[ ]      FULL DIVIDEND REINVESTMENT.
         I want to reinvest dividends on all Shares
         now or hereafter registered in my name. I                      ------------------------------------------------------
         may also make optional cash deposits.                                           THIS IS NOT A PROXY
                                                                        ------------------------------------------------------
[ ]      PARTIAL DIVIDEND REINVESTMENT.
         I want to reinvest dividends on only _______
         Shares registered in my name. I may also make
         optional cash deposits.

[ ]      OPTIONAL CASH DEPOSITS ONLY.
         I want to make only optional cash deposits.
         I do not want to reinvest dividends on Shares registered in my name.

                                                       POPULAR, INC.
                                       DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN



-------------------------------------------------------                 -------------------------------------------------------
Date                                                                    Social Security Number (One per account)

Signatures of all Registered Owners:
                                                                        -------------------------------------------------------
                                                                        Telephone No.


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(In case of joint owners, each owner should sign. Please sign exactly as your name appears below.)

Address:                                                                Banco Popular de Puerto Rico
                                                                        Popular, Inc.
             -----------------------------------------------            Dividend Reinvestment Services (718)
                                                                        PO Box 362708
             -----------------------------------------------            San Juan, Puerto Rico 00936-2708

             -----------------------------------------------

If address is not properly shown, please correct                        THIS IS NOT A PROXY
before returning.                                                                                   (Version en espanol al dorso.)
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